UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
October 22, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 annual meeting of stockholders of Copart, Inc. to be held on Friday, December 3, 2021, at 8:00 a.m., Central Standard Time, at Copart’s corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•To elect the eleven nominees for director named in the proxy statement to hold office until our 2022 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2021;

•To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022; and

•To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet for our Annual Meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting, and conserves natural resources.
On or about October 22, 2021, we expect to mail to our stockholders the Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy materials online, vote and obtain a paper copy of our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and proxy statement. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. Any stockholder who attends the meeting may vote in person, even if he or she has already voted online, by telephone, or by mail.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2021 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, Notice of Internet Availability of Proxy Materials, proxy statement, and 2021 annual report are being made available on or about October 22, 2021 to all stockholders of record entitled to vote at the annual meeting.

COPART, INC.
Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Central Standard Time, on Friday, December 3, 2021.

Place	Copart’s corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

Items of Business	To elect the eleven nominees for director named in this proxy statement to hold office until our 2022 annual meeting of stockholders or until their respective successors have been duly elected and qualified.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2021.
To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022.
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 11, 2021.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report	You may access our 2021 annual report by visiting www.edocumentview.com/CPRT.

Date of Distribution	This notice of our annual meeting of stockholders, Notice of Internet Availability of Proxy Materials, proxy statement, and 2021 annual report are being made available on or about October 22, 2021 to all stockholders of record entitled to vote at the annual meeting.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, DECEMBER 3, 2021: The notice of annual meeting, Notice of Internet Availability of Proxy Materials, proxy statement, and 2021 annual report are available by visiting www.edocumentview.com/CPRT.

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
(i)

(ii)

COPART, INC.
Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held Friday, December 3, 2021

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Copart, Inc. of proxies to be voted at our 2021 annual meeting of stockholders, which will take place on Friday, December 3, 2021 at 8:00 a.m., Central Standard Time, at our corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, and any postponements, adjournments or continuations thereof.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on or accessible through our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are intended to be inactive textual references only.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our chief executive officer, A. Jayson Adair, and our senior vice president, general counsel and secretary, Gregory R. DePasquale, to serve as proxies for the annual meeting.

Where can I access the proxy materials?

Pursuant to the rules of the U.S. Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been sent to our stockholders of record and beneficial owners as of the record date, October 11, 2021. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement, notice of annual meeting of stockholders, Notice of Internet Availability of Proxy Materials, as well as the proxy card and our 2021 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•To elect the eleven nominees for director named in this proxy statement to hold office until our 2022 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2021; and
•To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022.
We will also transact such other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•“FOR” each of the eleven nominees for director named in this proxy statement.
•“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2021.
•“FOR” the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022.
Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 11, 2021, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 237,137,200 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

No. You may not cumulate your votes for the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee, or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, or by writing Computershare Trust Company, N.A., P.O. Box 505000, Louisville, Kentucky 40233-5000. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 11, 2021, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 11, 2021. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 11, 2021, together with government-issued photo identification.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By Internet

You can vote via the Internet by following the instructions provided on your Internet Notice or proxy card.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four hours a day until 1:00 a.m., Central Standard Time, on Friday, December 3, 2021. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee, or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By telephone

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By mail

Please complete, sign, and date the proxy or voting instruction card and return it in the prepaid envelope at any time prior to the annual meeting. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Gregory R. DePasquale, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Central Standard Time, at our corporate headquarters located at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

A quorum is the minimum number of shares required to be present at the annual meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee you must instruct the broker, trustee, or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee, your broker, trustee, or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Number Three), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal Number One), or the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal Number One), and the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two) to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?
Election of directors	Majority of the votes cast	No

Advisory vote to approve executive compensation	Majority of the votes cast	No

Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

Directors are elected by majority vote, which requires the affirmative vote of a majority of the total votes cast at the annual meeting. For a description of our majority voting standard, please refer to the sections captioned “Corporate Governance and Board of Directors”. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of the election of directors.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2021. You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Gregory R. DePasquale, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

What is the interest of the company’s executive officers and directors in the proposals being voted upon?

None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the entire cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2021 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2021 annual report and/or proxy statement, you may write to or call our Investor Relations Department at Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than June 24, 2022; provided, however, that in the event that we hold our 2022 annual meeting of stockholders more than thirty days from the one year anniversary date of the 2021 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Part II, Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Copart Tower
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2022 Annual Meeting

Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•not earlier than August 8, 2022, and

•not later than the close of business on September 7, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than thirty days before or after the one year anniversary date of the 2021 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting; or

•the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2022 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluating Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition

Our board of directors is currently comprised of eleven members. Our bylaws permit our board to establish the authorized number of directors within a range from five to eleven members, and eleven directors are currently authorized. The board of directors is nominating eleven nominees for election.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and eleven members of our board of directors are standing for re-election as directors.

In September 2016, based on an evaluation of our corporate governance structures generally, our board of directors approved an amendment and restatement of our bylaws to implement a majority voting standard in the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law. For a description of our majority voting standard, please refer to the section captioned “Proposal Number One-Election of Directors.”

Board Skills and Diversity Matrices

The directors serving on our board come from diverse backgrounds that align with our business requirements, help us to address the risks to which our business is subject, and foster sound business judgments. We also believe that the composition of our board now complies with the newly-adopted standards for diverse board composition under Nasdaq Listing Rule 5605(f), or the Nasdaq Board Diversity Rule, which rule was approved by the Securities & Exchange Commission on August 6, 2021. Under the Nasdaq Board Diversity Rule, as a company listed on the Nasdaq Global Select Market, we will be required to have, or explain why we do not have, at least two members of our board of directors who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. Nasdaq defines "diverse" to mean female, underrepresented minority or LGBTQ+, and defines "underrepresented minority" to mean an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more races or ethnicities.

The Nasdaq Board Diversity Rule becomes effective as follows: as a company listed on the Nasdaq Global Select Market, we will be required to have, or explain why we do not have, at least one diverse director by the later of (i) August 6, 2023, and (ii) the date we file our proxy statement for our 2023 annual meeting of stockholders, and at least two diverse directors by the later of (i) August 6, 2025, and (ii) the date we file our proxy statement for our 2025 annual meeting of stockholders.

For biographical information on our directors, please refer to the section captioned “Proposal Number One - Election of Directors.”

Industry experience among our board of directors is a highly relevant and important background for our business, and for this reason our board includes representatives with direct operations experience in our core salvage vehicle remarketing business. Four of our directors have served as our current or former executives, and each of them has over 25 years of experience in the salvage vehicle industry.

We believe that investment industry experience is also valuable for good stewardship of our business, by providing us with an informed perspective such that we can make decisions in alignment with the long-term interests of our stockholders. Currently three of our directors come from investment management backgrounds.

Because we operate in a complex regulatory environment under the laws of many different national, state, and local jurisdictions in the geographies where we conduct operations, we believe that government experience is highly relevant and important for our business oversight. Two of our directors have deep backgrounds in government service, and this experience helps to inform our board decisions.

Given the importance of technology to our business model, we determined that our board would benefit from additional directors with significant backgrounds in the technology sector. Over the past several years, we addressed this need by recruiting three new directors, including one who currently serves as an executive vice president of a leading customer relationship management software company, and before that, who served as the chief technology officer at a leading auction services technology company; one who recently served as the executive vice president and chief financial officer at a company that specializes in owning and operating enterprise data centers; and one who has held numerous executive roles, including service as chief executive officer, of leading technology and e-commerce businesses. Taken together with the technology experience of our four directors who are our current or former executives, over half of our board members have meaningful technology backgrounds.

Because of the criticality of land capacity to our business operations, we believe that experience in land acquisitions, zoning, and development enhances the board oversight of our business. Six of our directors have substantial direct experience in land acquisitions, including four directors who are our current or former executives; one recently served as the executive vice president and chief financial officer of a real estate investment trust; and one director who serves on the board of another publicly traded corporation that invests in industrial real estate.

Finance and accounting expertise is likewise critical. To meet this specialized expertise requirement, two of our board members have CPA certifications and have served as chief financial officers at other companies; three additional board members have deep expertise in financial analysis as a result of their investment management backgrounds, and two of our directors have substantial experience with budget development, analysis and oversight in the government sector.

Legal expertise is important for identifying and analyzing the applicable legal requirements to which our business is subject, and overseeing the risk and compliance issues that result from those legal requirements. To meet this specialized expertise requirement, one of our board members is an experienced attorney practicing in the areas of corporate governance and risk management.

We believe that experience serving as directors of other publicly traded corporations is also highly beneficial to our board oversight function. Five of our directors have experience as current or former directors at one or more publicly traded corporations beyond their service on our board of directors.

The table below identifies the directors on our board against the combination of diverse backgrounds and specialized expertise described in this section:

Industry Background and Specialized Expertise
Director	Salvage Vehicle Industry Experience	Investment Management Industry Experience	Technology Sector Experience	Land Acquisition and Development Experience	Government Service Experience	Specialized Finance and Accounting Expertise	Certified Public Accountant	Legal Expert/ Attorney	Other Publicly Traded Corporation Director Experience
Willis J. Johnson	✓		✓	✓
A. Jayson Adair	✓		✓	✓
Steven D. Cohan	✓		✓	✓		✓	✓
Daniel J. Englander		✓		✓		✓			✓
Diane M. Morefield			✓	✓		✓	✓		✓
James E. Meeks	✓		✓	✓
Thomas N. Tryforos		✓				✓			✓
Matt Blunt					✓	✓
Stephen Fisher			✓						✓
Cherylyn Harley LeBon					✓	✓		✓
Carl D. Sparks		✓	✓			✓			✓

The table below identifies the 11 directors on our board against the board diversity criteria prescribed by the Nasdaq Board Diversity Rule:

Gender and Demographic Background
Female	Male	Non-Binary	Did Not Disclose Gender	African American or Black	Alaskan Native or Native American	Asian	Hispanic or Latinx	Native Hawaiian or Pacific Islander	White	Two or More Races or Ethnicities	LGBTQ+	Did Not Disclose Demographic Background
	✓								✓
	✓								✓
	✓								✓
	✓								✓
✓									✓
	✓								✓
	✓								✓
	✓								✓
	✓								✓
✓				✓
	✓					✓			✓	✓

Fiscal 2021 Board Meetings

During fiscal 2021, our board of directors held nine actual meetings, and took action three times by unanimous written consent. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors held during the period of their service, and 75% or more of the meetings held by the standing committees of our board of directors on which they served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

In October 2018, our board of directors appointed Daniel J. Englander as our lead independent director. In this role, Mr. Englander serves as the formal liaison between the board and the chief executive officer, reviews and approves the proposed board agendas, and leads the executive session portion of our regular board meetings at which only independent directors are present.

Director Independence

As a company listed on the NASDAQ Global Select Market, or NASDAQ, we are required under the NASDAQ listing requirements to maintain a board comprised of a majority of “independent directors,” as determined affirmatively by our board. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and governance committees be independent. In September 2021, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that a majority of our directors are “independent directors” as defined under applicable NASDAQ rules. Of our incumbent directors, Matt Blunt, Steven D. Cohan, Daniel J. Englander, James E. Meeks, Thomas N. Tryforos, Diane M.

Morefield, Stephen Fisher, Cherylyn Harley LeBon, and Carl D. Sparks have each been determined by our board to be an “independent director” as that term is defined under the rules of NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, and the standards established by the SEC for members of audit committees, compensation committees, and nominating and governance committees.

Oversight of Risk Management

The role of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions, business conduct, regulatory compliance, and cybersecurity and privacy compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board. As part of its oversight of our overall governance practices, the nominating and governance committee has adopted our enterprise policy development and governance framework. To the extent that an aspect of environmental, social, and governance, or "ESG", is not specifically assigned to another committee, the nominating and governance committee also oversees our general activities in ESG areas.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Until October 14, 2020, our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	—	—
Daniel J. Englander	—	Chair	—
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	—	✓	—
On October 15, 2020, our board of directors approved the following committee compositions, and our board committees were so comprised from October 15, 2020 until September 13, 2021:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	—	—
Daniel J. Englander	—	Chair	—
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	✓	✓	—

On September 14, 2021, our board of directors approved the following committee compositions, and our board committees have been so comprised since September 14, 2021:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	✓	—
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	—	Chair	✓
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	✓	—	—
Cherylyn Harley LeBon	—	✓	✓
Carl D. Sparks	✓	—	✓

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls, and (iv) reviewing our privacy compliance and cybersecurity programs. The purposes of our audit committee are, among other things, to:

•Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention;

•Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel; and

•Oversee our data protection compliance and cybersecurity programs.

Our audit committee held nine actual meetings during fiscal 2021, and took action once by unanimous written consent. Our audit committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Audit-Committee-Charter.

The audit committee consisted of Steven D. Cohan, Diane M. Morefield, and Matt Blunt until October 14, 2020. From October 15, 2020 until September 13, 2021, the audit committee consisted of Steven D. Cohan, Diane M. Morefield, Matt Blunt, and Stephen Fisher. Since September 14, 2021, the audit committee consists of Steven D. Cohan, Diane M. Morefield, Matt Blunt, Stephen Fisher, and Carl D. Sparks. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has determined that Mr. Cohan, the chairman of the audit committee, Ms. Morefield, and Mr. Sparks each qualify as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and does not impose upon Mr. Cohan, Ms. Morefield, or Mr. Sparks any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors, and consultants, including equity compensation and loans, and all bonus and equity compensation to all employees.

Please see the sections entitled “Compensation of Directors and Executive Chairman,” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held five actual meetings during fiscal 2021, and took action five separate times by unanimous written consent. Our compensation committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

The compensation committee consisted of Daniel J. Englander, Thomas N. Tryforos, and Stephen Fisher until September 13, 2021. Since September 14, 2021, the compensation committee consists of Daniel J. Englander, Thomas N. Tryforos, Steven D. Cohan, Matt Blunt, and Cherylyn Harley LeBon. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ listing rules and the rules of the SEC relating to compensation committee independence, and (ii) “non-employee directors” as defined in Exchange Act Rule 16b-3.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders, and to develop and recommend to our board governance principles applicable to us. Our nominating and governance committee also oversees our enterprise policy development and governance framework, and our activities in ESG areas.

Our nominating and governance committee held four meetings during fiscal 2021, and took action twice by unanimous written consent. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Nominating-and-Governance-Committee-Charter.

The nominating and governance committee consisted of Diane M. Morefield, Thomas N. Tryforos, and Matt Blunt until September 13, 2021. Since September 14, 2021, the nominating and governance committee consists of Diane M. Morefield, Thomas N. Tryforos, Daniel J. Englander, Cherylyn Harley LeBon, and Carl D. Sparks. Ms. Morefield is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee is an “independent director” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos, and Fisher from the beginning of our last fiscal year until September 13, 2021. Since September 14, 2021, the compensation committee of our board of directors consists of Messrs. Englander, Tryforos, Cohan, Blunt and Ms. LeBon. No member of our compensation committee was, at any time during fiscal 2021, an officer or employee of Copart or any of our subsidiaries. Mr. Cohan was previously an officer of Copart from 1992-1996. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2021 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•The current size and composition of our board of directors and the needs of the board and its respective committees;
•Factors such as character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments, and the like; and
•Other factors that our nominating and governance committee may consider appropriate.

Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•The highest personal and professional ethics and integrity;
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Skills that are complementary to those of the existing board;
•The ability to assist and support management and make significant contributions to the company’s success; and
•An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our nominating and governance committee determines that an additional or replacement director is required, the nominating and governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, LGBTQ+ status and diversity of experience), potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. One of our directors attended our 2020 annual meeting of stockholders.

No Hedging Policy

Our insider trading policy precludes our officers, directors, and certain employees from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

External Director Equity Ownership Policy

In September 2020 our board of directors adopted a new external director equity ownership policy. Taken together with the equity compensation element of our external director compensation program, the policy is designed to encourage our directors to build and maintain a meaningful equity ownership position in our stock, in order to better align the interests of our board of directors with the interests of our stockholders. The external director equity ownership policy prohibits our external directors from selling any shares of our stock that they beneficially own unless both before and after the proposed sale the director holds shares - including vested options that can be exercised for shares - with a fair market value as of the proposed transaction date greater than or equal to three times the cash portion of their annual director compensation.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? —”Nomination of Director Candidates.”

Environmental, Social, and Governance

Through its governance and oversight of our business, our board of directors is responsible for setting our strategic corporate goals. Our goals are to generate sustainable profits for our stockholders, while also providing environmental and social benefits for the world around us.

We believe that our business model should be aligned with recognized environmental, sustainability, and governance standards, with a broad awareness of the social, environmental, and human context in which we operate. Our nominating and governance committee is responsible for overseeing our business activities in this area. We believe that the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015 represents a relevant framework for environmental, sustainability, and governance standards for large companies like ours. More detailed information on the 17 Sustainable Development Goals is available from the United Nations on its website at https://sdgs.un.org/. Our existing business model aligns favorably with the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015.

We intend to publish a sustainability report in fiscal 2022 on our investor relations website that provides detailed disclosures regarding our environmental, social, and governance activities based on the United Nations Sustainable Development Goals and the Sustainability Accounting Standards Board (SASB) standards. Although these disclosures are not incorporated by reference into this proxy statement, we believe they will offer valuable insights into the ways that our business aligns favorably with important goals in these areas.

Environmental Sustainability: Enabling the Circular Economy Through Technology and Innovation

With respect to our environmental stewardship, we believe our business is a critical enabler of the global circular economy by facilitating the efficient re-use and recycling of vehicles, parts, and raw materials, which aligns with one or more targets contained in the UN Sustainable Development Goals 8, 12, and 13. The Ellen MacArthur Foundation defines the circular economy as “decoupling economic activity from the consumption of finite resources, and designing waste out of the system” based on three principles, consisting of (1) designing out waste and pollution, (2) keeping products and materials in use, and (3) regenerating natural systems. Our executive chairman Willis J. Johnson embraced this circular economy vision for our strategic business model when he founded Copart in 1982 as a salvage pool operator. In the first chapter of his autobiography From Junk to Gold, in the section captioned Everything has Value, Johnson describes his early awareness of the linkage between the business opportunity in the salvage auto recycling and remarketing industry and the social benefits beyond the financial results alone:

Many of the vehicle parts were made of pot metal, a cheaper type of metal that was used around tail lights and in grills. You could get money for pot metal too, so I would use a sledgehammer to separate it from the rest of the car. I’d also pull all of the vehicles’ starters and alternators for rebuilding. Each part that was valuable was separated out.

This was my introduction to the world of auto dismantling and recycling, and I loved it . . . I didn’t like putting cars together because it required too much precision. But it was easy to take cars apart. I also liked the idea that the cars were being reused in other ways. It was recycling in its earliest form.

Our auction marketplace enables businesses and consumers to keep products and materials in use. Each vehicle that enters our business operations is an existing element of our world's economy and ecosystem, with the carbon emissions associated with their original manufacture as sunk costs. The point is that upon our receipt of an existing vehicle, we reduce future environmental harm by extending the useful life of the vehicle and its component parts, thereby avoiding the carbon emissions associated with new vehicle and auto parts manufacturing. Note that we do not discriminate in the types of vehicles we sell at auction — as the world's automotive fleet gradually shifts to hybrid and purely electric vehicles, our business will also extend the useful life of those vehicles in turn.

Many of the vehicles we process and remarket are subsequently restored to drivable condition, which we believe reduces the carbon emissions costs associated with new car manufacturing as a result of lesser demand for new vehicles. Furthermore, many of the vehicles assigned to us for sale are purchased by dismantlers, who recycle and refurbish parts for vehicle repairs, again reducing the carbon emissions associated with new and aftermarket parts manufacturing. Lastly, some of the vehicles we handle are returned to their raw material inputs through scrapping, reducing the environmental impact from new minerals mining and processing. In each case, our business has reduced adverse carbon emissions and other environmental impacts of the global transportation industry.

We undoubtedly benefit from the natural alignment between the profitable and efficient business practice of reuse and recycling, and reducing the environmental footprint of transportation. Our board and management team are committed to generating sustainable profits from our business operations, and by extension, maximizing our benefits to the environment in the form of carbon emissions savings.

Our business model enables efficient resource processing through innovation and technology, which aligns with UN Sustainable Development Goal 9. We were the first salvage pool operator to move to a pure online auction format in 2003, which dramatically increased the number of potential buyers at our auctions and raised average sales prices for our vehicles listed for sale. One favorable environmental effect of our digital innovation is the elimination of literally hundreds of vehicle commutes by buyers to our auctions to attend them in person — our buyers benefit from the convenience of an all-digital format, and our sellers benefit as well from the wider universe of buyers who have access to our vehicles. Similarly, physical auctions can involve additional transportation-related carbon emissions to stage lots so that potential buyers can view them in an auction lane, and these activities are unnecessary on our digital auction platform. As a result of these technology innovations, we were able to consolidate the fragmented salvage pool industry in the United States and achieve significant economies of scale, making our yard network and auction platform an even more efficient conduit for materials re-use and recycling. Our strategy is to replicate and expand our business model and online auction platform in geographies with less efficient models for recovering, storing, and monetizing salvage vehicles, including in developing countries such as Brazil.

Environmental Protection: Responsible Land Use and Operations

In addition to the positive environmental impact of our business in enabling the reuse and recycling of vehicles, parts, and metals and the corresponding reduction in carbon emissions due to such reuse and recycling, we further demonstrate our environmental stewardship in our day-to-day business practices.

For example, we take active measures to ensure that motor oil and other chemicals from the vehicles that we sell on our auction platform are appropriately contained, protecting the land and groundwater where we do business. Our commitment to environmental protection is evidenced by our long history of storing salvage vehicles in our facilities without any material environmental contamination events attributed to our operations. We believe that our business activities reduce the environmental risks that the salvage vehicles would otherwise impose on the communities we serve.

Environmental Resilience and Community Involvement: Weather Catastrophe Response, Clean-Up and Recovery

Beyond our environmental stewardship, we also support the world’s communities by strengthening resilience and adaptive capacity to weather catastrophes in the geographies we serve, which aligns with one or more targets contained in the UN Sustainable Development Goals 3, 6, 9, 11 and 13.

Weather catastrophe clean-up and recovery services are an integral part of our business model, and contributes to the public health and safety of the communities we serve. As evidence of our strategic commitment to promoting community resilience in the aftermath of weather-related natural disasters, over the past three years we have invested hundreds of millions of dollars in land, equipment, and logistics resources to enhance our ability to respond to weather-related natural disasters.

For example, we mobilized our people, entered into emergency leases, and engaged with a multitude of service providers to timely retrieve, store, and remarket tens of thousands of flood-damaged vehicles in the New England area in the wake of Hurricane Ida in the summer of 2021. We provided similar catastrophe response activities following flash floods in western Germany in the summer of 2021. Our commitment to disaster relief and promoting community resilience has been a longstanding part of our business strategy. We provided similar disaster recovery services following Hurricane Harvey in 2017, Hurricane Sandy in 2012 and Hurricane Katrina in 2005, and numerous smaller weather-related events during the last 15 years in the ordinary course of our business.

Our commitments to weather catastrophe response, clean-up and recovery are more than a component of our corporate business strategy. These commitments also represent our commitment to the communities we serve. We generally lose money in severe weather events. For example, we incurred substantial economic losses in our disaster response efforts relating to Hurricane Harvey.

Economic Development and Poverty Reduction: Promoting Affordable Transportation in Developing Countries

We believe that our business model promotes economic development and poverty reduction, which in turn helps to lessen economic inequality. These aspects of our business model align with one or more targets contained in the UN Sustainable Development Goals 1, 4, 8, and 9.

Many of the vehicles sold through our auction platform are purchased for use in developing countries where affordable transportation is a critical enabler of economic development, agriculture production, education, health care, and well-being more generally. The linkage between affordable transportation and economic development and poverty reduction is documented by the United Nations in the 2014 article Poverty and Sustainable Transport: How Transport Affects Poor People with Policy Implications for Poverty Reduction, by Paul Starkey and John Hine.

In an effort to expand our beneficial impact on economic development in developing countries, we have implemented marketing initiatives to educate potential buyers on our auction model and facilitate increased international buyer representation in our auctions, including in geographies such as central Asia and Sub-Saharan Africa.

Social Responsibility and Human Rights: Commitment to Ethical Business Practices

We are committed to conducting our business in a legal and ethical manner in all of the geographies in which we operate. To this end, we have adopted an enterprise-wide code of business conduct, which applies to all of our personnel. Among other things, our code of business conduct expressly prohibits business activities that involve bribery, human trafficking and slavery. We have also established a whistleblower hotline that enables anonymous reporting of violations. These features of our business operations align with one or more targets identified in UN Sustainable Development Goal 16.

Equality and Inclusion

Our ability to build long-term value depends on our ability to attract, retain, develop and motivate talented personnel at all levels of our enterprise. Our employees are our greatest asset. Our goal is to create a strong culture built upon our foundational core values: act with integrity; be an owner; challenge the norm; get results; and celebrate our people. We have a diverse, multi-cultural workforce and we celebrate our diversity by promoting inclusion across our global organization.

As of July 31, 2021, we had approximately 8,600 full and part-time employees. Approximately 71% of our personnel were located in the U.S., and 29% were located within our International segment.

We believe that our workforce has a significant degree of gender diversity. Of the approximately 6,100 full and part-time employees based on the U.S., approximately 49% identify as female. Additionally, of the approximately 870 employees serving in the U.S. in management roles and above, up to and including executives, 64% identify as male and 36% identify as female.

Of the approximately 2,500 employees based in the International segment, approximately 33% of them identify as female. Additionally, of the approximately 277 employees serving in the International segment in management roles and above, up to and including executives, 69% identify as male and 31% identify as female.

We also believe our workforce is ethnically diverse. As of July 31, 2021, our U.S. workforce consisted of approximately 49% individuals identifying as White; 20% as Hispanic or Latino; 15% as Black or African American; 5% as Asian; 3% classified among two or more races, Native American or Alaska Native, Native Hawaiian or Pacific Islander; and 8% of our workforce was classified as Not Disclosed.

As of July 31, 2021, our International segment workforce consisted of approximately 59% individuals identifying as White; 28% as Asian; 3% as Black or African; 2% as Hispanic or Latino; 2% as Other; and 5% as Not Disclosed.

We believe that the features of our business operations relating to the gender and ethnic diversity of our enterprise workforce align with one or more targets identified in UN Sustainable Development Goal 5.

Data Protection and Cybersecurity

We are committed to protecting the data that we use in our business operations, including personal data that may identify individuals. Our audit committee is responsible for oversight of our data protection and cybersecurity activities.

In fiscal 2019, we named a chief information security officer to lead our cybersecurity efforts, and we have implemented an information security management system. In October 2020 director Stephen Fisher, a technologist who currently serves as the executive vice president for B-to-C CRM at Salesforce.com, and who previously served as the chief technology officer of eBay, Inc., joined the audit committee to enhance our board oversight of cybersecurity. We have also made substantial investments in both the number of our cybersecurity professionals and the technologies we use to protect the data that we use in our business.

COMPENSATION OF DIRECTORS AND EXECUTIVE CHAIRMAN

Our directors play a critical role in guiding our strategic direction and overseeing our management. Our directors consider maximizing long-term stockholder value for our investors to be their principal responsibility. Based on that long-held philosophy, our levels of cash compensation for non-employee directors and our executive chairman have tended to fall below our peer group median while levels of director equity compensation have exceeded our peer group median, when measured using the equity valuation methodologies required by Securities and Exchange Commission rules.

Consistent with our compensation philosophy that director compensation should be directly linked to realized stockholder appreciation, our equity compensation programs for non-employee directors and our executive chairman have focused on stock options granted on the date of each annual meeting with an exercise price equal to the closing price of our common stock in Nasdaq trading on the date of grant. Under that mechanism, if stockholders realize gains from the date of that meeting, our directors realize them as well (and proportionately to the gains realized by stockholders). If our stock price falls and stockholders do not realize gains, neither do our directors, as an option with an exercise price greater than then-prevailing market prices has no then-current value.

Stockholder Approved Compensation Program

We recognize that our continued focus on stock options diverges from current trends in director as well as executive compensation. Accordingly, in 2018, we submitted a proposed cash and equity compensation program for non-employee directors and our executive chairman to our stockholders for a vote. Stockholders approved the proposal with an affirmative vote of 92.7% of the votes cast for a fixed term continuing through July 31, 2022, the end of our next fiscal year.

Under our stockholder-approved cash and equity compensation program, our executive chairman and continuing non-employee directors each receive an annual director’s fee of $70,000 in cash, payable in quarterly installments, and an annual option grant of 25,000 shares under our Amended and Restated 2007 Equity Incentive Plan, which grant takes place at each annual meeting of stockholders with an exercise price equal to the closing price of our common stock on the date of the annual meeting. Newly appointed non-employee directors are awarded an initial grant of 25,000 shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The chair of our audit committee receives an additional $10,000 annual cash retainer for service in that capacity. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

Our founder and executive chairman, Willis J. Johnson, participates in the cash and equity compensation program on the same terms as non-employee directors. In his role as executive chairman, Mr. Johnson is also provided with (i) use of a company owned automobile, (ii) use of Copart’s corporate aircraft for business use, as well as personal use for up to 100 hours per year, and (iii) the following benefits, generally on the same basis provided to our other employees: health, dental, and vision insurance; dependent care; flexible spending account; short- and long-term disability insurance; and accidental death and dismemberment insurance. The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Johnson for up to 100 flight hours per year. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Johnson beginning in fiscal 2017. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. We calculate the incremental cost to the company for personal use of company aircraft based on the average variable operating costs to the company. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. Mr. Johnson did not use corporate-owned or leased aircraft for personal use in fiscal 2021.

Director Waiver under 2018 Stockholder Approved Program

In connection with the approval of matters related to the annual meeting, our compensation committee recommended and our board of directors approved requesting our non-employee directors and our executive chairman to waive their respective rights to receive 10,000 stock options they would have otherwise received at the 2021 annual meeting, such that each director would receive 15,000 stock options at the 2021 annual meeting, rather than 25,000 shares authorized by the 2018 stockholder-approved program. Each of our non-employee directors and our executive chairman has agreed to a waiver under the board-approved program. All other terms of the option award to be granted at the 2021 annual meeting will remain consistent with the terms and conditions of the stockholder approved program.

Our compensation committee recommended requesting the waiver for a number of reasons, including recommendations from our proxy advisors regarding the increasing value of the awards under the Black-Scholes stock option pricing model in accordance with the increase in our stock price since the 2018 stockholder approval of the director compensation program for our executive chairman and non-employee directors. Our compensation committee and board have consistently communicated in our proxy materials their view that Black-Scholes is an ineffective means to "value" long-term options, notwithstanding its usefulness in the financial markets for the purpose of valuing liquid securities. Among other concerns, our board and compensation committee believe it illogical to award directors a greater number of options when stock prices decline and a lesser number of options when stock prices increase. In the 2018 proxy statement, we noted that the Black-Scholes "value" of the 25,000 share option would fluctuate, increasing if our stock price increased and decreasing if our stock price declined.

Between the date of the 2018 annual meeting and the record date for the 2021 annual meeting, our stock price increased an aggregate of 194%, reflecting a compound annual growth rate of 47%. By comparison, the Standard & Poor's 500 Index, of which we became a constituent member in 2018, increased by an aggregate of 71% over that period for a compound annual growth rate of 21%. The Black-Scholes "value" of a 25,000 share option grant at the 2018 annual meeting was $258,925, increasing to $1,000,100 as of the record date for the 2021 annual meeting, based almost exclusively on the increases in our stock price. In reality, of course, though the point in-time Black-Scholes valuation of the 2018 grant was a fraction of a 2021 grant of the same number of options at a higher strike price, the former is much more valuable than the latter.

We continue to believe that aligning actual director compensation with stockholder return best aligns director and stockholder interests. We do not believe that directors should benefit when stockholders do not and for that reason have to date declined to use restricted stock units or other "full value" awards for directors because they result in actual equity compensation to directors in scenarios in which stockholders have experienced losses. Nevertheless, our compensation committee and board of directors approved the waiver request from directors in recognition of proxy advisor and stockholder feedback. We look forward to an opportunity to discuss our director compensation programs with stockholders in connection with the 2021 annual meeting and through the end of our 2022 fiscal year as we consider alternative programs for director compensation after the expiration of the current stockholder-approved plan.

Fiscal 2021 Director Compensation

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our executive chairman of the board and our non-employee directors for the fiscal year ended July 31, 2021. The table excludes A. Jayson Adair, who is a named executive officer and does not receive any additional compensation for services provided as a director. See the section below entitled “Executive Compensation” for information about the compensation of Mr. Adair.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Totals ($)
Willis J. Johnson	70,000	751,307	18,102	(2)	839,409
Matt Blunt	70,000	751,307	—		821,307
Steven D. Cohan	80,000	751,307	—		831,307
Daniel J. Englander	70,000	751,307	—		821,307
James E. Meeks	70,000	751,307	—		821,307
Thomas N. Tryforos	70,000	751,307	—		821,307
Diane M. Morefield	70,000	751,307	—		821,307
Stephen Fisher	70,000	751,307	—		821,307
Cherylyn Harley LeBon	12,657	905,584	—		918,241
Carl D. Sparks (3)	—	—	—		—
____________________
(1)Amounts shown represent the aggregate grant date fair values of the annual award of stock options granted in fiscal 2021 (i) on the date of our 2020 annual stockholder meeting, and (ii) on May 26, 2021, in connection with the appointment of Ms. LeBon to the board of directors. These aggregate grant date fair values were computed in accordance with Financial

Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021.
(2)Includes $5,065 related to personal use of a company owned automobile, and $13,037 for medical, dental, and vision benefits.
(3)Mr. Sparks was appointed to our board of directors on September 10, 2021.

As of July 31, 2021, the end of our 2021 fiscal year, the aggregate number of stock options outstanding for our executive chairman and each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options
Willis J. Johnson	355,000
Matt Blunt	75,000
Steven D. Cohan	115,000
Daniel J. Englander	435,000
James E. Meeks	195,000
Thomas N. Tryforos	515,000
Diane M. Morefield	50,000
Stephen Fisher	50,000
Cherylyn Harley LeBon	25,000
Carl D. Sparks	—

Fiscal 2021 Director Equity Incentive Awards (2020 Annual Meeting)

At the 2020 annual meeting of stockholders, our executive chairman and each non-employee member of our board of directors (other than newly appointed non-employee directors) received an option grant under our 2007 Equity Incentive Plan, consistent with the terms of the stockholder approved program described above and in our 2018 proxy statement, on the terms described above. Each stock option expires seven years from the date of grant (unless earlier terminated in accordance with the terms of the equity plan and related stock option agreement). Each of the 2020 annual meeting options bore an exercise price of $112.09 per share, which was the closing price of our common stock on Nasdaq on December 4, 2020, the date of our annual meeting and the date of grant.

New Directors

Since the 2020 annual meeting, we have welcomed two new directors to our board. Cherylyn Harley LeBon joined our board in May 2021, and Carl Sparks joined our board in September 2021, after the end of our fiscal year.

Consistent with the stockholder-approved policy, Ms. LeBon received an initial award of 25,000 stock options at an exercise price of $127.91 per share, which was the closing price of our common stock on NASDAQ on the date of grant. Mr. Sparks also received an initial option award of 25,000 stock options upon joining the board. The shares subject to each option vest on a monthly basis from the date of grant and fully vest twelve months from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

Under our director compensation program, neither Ms. LeBon nor Mr. Sparks is eligible to receive an additional award at the 2021 annual meeting of stockholders.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2022 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to eleven members. We currently have eleven authorized directors serving on our board of directors, of which nine are “independent” as defined under the NASDAQ listing standards.

Nominees

Our nominating and governance committee has nominated the eleven individuals listed below for election as directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR each of the eleven nominees named below.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 22, 2021.

Name	Age	Position	Director Since
Willis J. Johnson	74	Executive Chairman of the Board of Directors	1982
A. Jayson Adair	52	Chief Executive Officer and Director	1992
Matt Blunt	51	Director	2009
Steven D. Cohan	60	Director	2004
Daniel J. Englander	52	Director	2006
James E. Meeks	72	Director	1996
Thomas N. Tryforos	62	Director	2012
Diane M. Morefield	63	Director	2019
Stephen Fisher	57	Director	2019
Cherylyn Harley LeBon	55	Director	2021
Carl D. Sparks	54	Director	2021

In accordance with procedures established by the nominating and governance committee, each of the above nominees has tendered his or her contingent resignation to the board of directors. If any nominee does not receive a majority of the votes cast at the annual meeting, the nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the nominating and governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

Mr. Johnson has over forty years of experience in the salvage vehicle industry and has overseen our growth from a single auction facility in California to over 200 auction facilities and operations in 11 countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the governor of the State of Missouri from 2005 to 2009. Prior to serving as the governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s secretary of state from 2001 through his inauguration as governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior adviser to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Stellantis N.V., Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service, as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the president of an automobile trade association, as the governor of Missouri, as a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor, and since 1997, has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is also a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations, and substantial salvage vehicle industry expertise. He acquired this knowledge and expertise in the course of serving as our principal accounting officer and later as our vice president of corporate development, and due to his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. He began serving as a director of CKX Lands, Inc., a land ownership and management company, in October 2018. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based in Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage pool company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over thirty years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

Diane M. Morefield is a financial and operating executive with extensive experience in chief financial officer and corporate executive roles, primarily of publicly traded real estate companies (REITs). Ms. Morefield retired at year-end 2020 as executive vice president and chief financial officer of CyrusOne (NASDAQ: CONE), a publicly traded global data center REIT. Prior to joining CyrusOne in 2016, Diane served as executive vice president and chief financial officer of Strategic Hotels & Resorts (NYSE: BEE) from 2010 to 2015. From 2005-2015, Ms. Morefield served in several executive leadership roles at Equity Office (NYSE: EOP), including service as chief financial officer, senior vice president of operations, and senior vice president of investor relations. Earlier in her career, she worked at Barclays Bank as a real estate banker, and started her career in public accounting. In addition to her service on Copart's board of directors, Ms. Morefield serves on the board of directors of UDR (NYSE: UDR) where she serves on the audit and governance committees. Ms. Morefield earned her B.S. in Accountancy from the University of Illinois and is a CPA. She obtained her M.B.A. from the University of Chicago Booth School of Business.

Ms. Morefield’s executive management background in real estate and technology companies, specialized expertise in finance and accounting, and her public company director experience make her a valuable resource to our board of directors across a broad range of areas of strategic importance to our business.

Stephen Fisher has served since July 2021 as the executive vice president and general manager for B-to-C CRM at Salesforce.com, an enterprise cloud computing company. Before that, until 2019, Mr. Fisher served as senior vice president and chief technology officer of eBay, Inc., an e-commerce corporation that facilitates consumer-to-consumer and business-to-consumer sales through its website. Mr. Fisher initially joined eBay in September 2014 as senior vice president and chief technology officer of eBay Marketplaces. Prior to joining eBay, Mr. Fisher spent 10 years at Salesforce.com in a number of roles, the last of which was executive vice president, technology. Mr. Fisher also serves on the board of directors of First Derivatives plc (LON: FDP).

Mr. Fisher’s executive management background and specialized expertise in technology and his public company director experience enable him to significantly enhance the sophistication and depth of our board of directors in technology matters.

Cherylyn Harley LeBon has served since 2020 as a partner with Dunlap, Bennett & Ludwig, a law firm based in Washington, D.C., where she is a member of the firm's corporate and government contracts practice. Prior to joining Dunlap, Bennett & Ludwig, Ms. LeBon served for 10 years as president and chief Executive Officer of KLAR Strategies, a business strategy firm that she founded. In addition to her legal and business expertise, Ms. LeBon has extensive experience in senior executive roles within the United States federal government, including service as assistant administrator for intergovernmental affairs, as deputy chief of staff, and as deputy director of field operations for the U.S. Small Business Administration. Ms. LeBon is a former senior counsel with the U.S. Senate Judiciary Committee, where she was responsible for judicial nominations, civil and human rights, and Congressional oversight of the U.S. Department of Justice. Prior to her government service, Ms. LeBon spent several years working in Europe as an international transaction specialist for Mannesmann Corporation. Ms. LeBon speaks German and Spanish fluently. Ms. LeBon received her J.D. from the University of Wisconsin, and her B.A. from Canisius College.

Ms. LeBon's specialized legal expertise in corporate governance and regulatory compliance, her executive management background in government, and her background in international business enhance the acumen of our board of directors in the areas of governance, risk and compliance; government relations; and international business operations.

Carl D. Sparks has served since October 2020 as managing partner of Interlock Partners, a venture capital firm focused on early stage, transformative investments. Prior to joining Interlock Partners, from 2016 to 2017, Mr. Sparks was the chief executive officer of Academic Partnerships, an educational technology company focused on helping public universities to offer their degree programs online. Before his service at Academic Partnerships, from 2011 to 2014, Mr. Sparks served as the chief executive officer of Travelocity Global. Earlier in his career, Mr. Sparks served in senior executive roles at the Gilt Groupe from 2009 to 2011, including as President, and before that he was the chief marketing officer of Expedia.com, a division of Expedia, Inc., among other senior executive roles he held there between 2004 and 2009. Mr. Sparks began his career in strategy consulting, including service in senior leadership roles with Boston Consulting Group in London, England, and Boston, Massachusetts. Mr. Sparks also serves on the board of directors of Dunkin' Brands Group, Inc. (NASDAQ: DNKN), and Vonage

Holdings Corp. (NASDAQ: VG). Mr. Sparks received his M.B.A. from Harvard University, and his B.S.E. in Mechanical and Aerospace Engineering from Princeton University.

Mr. Sparks' executive management background, specialized expertise in digital marketplace technology businesses, public company board experience, and background in strategy and finance add significant depth and value to our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

Each nominee requires the affirmative vote of a majority of the votes cast at the annual meeting to be elected. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of the election of directors.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the eleven nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2021 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of executive compensation at least once every three years.

Our compensation for our named executive officers has been supported by a majority of the votes cast by our stockholders since proxy voting on named executive officer compensation began in 2011. At our 2020 annual meeting, 55.8% of the votes cast by our stockholders approved of our fiscal 2020 executive compensation program.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•attract and retain talented and experienced executives;
•motivate and reward executives whose knowledge, skills, and performance are critical to our success; and
•incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2021 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2021 annual meeting of stockholders.”

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2022. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022.

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Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2021 and 2020. The table also includes fees billed for audit services, audit-related services, tax services, and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2021 and 2020:

	Fiscal Year	Fiscal Year
Nature of Service	2021	2020
Audit Fees (1)	$1,528,500	$1,250,000
Audit-Related Fees (2)	$12,100	$7,000
Tax Fees (3)	$327,300	$471,100
All Other Fees (4)	$34,300	$3,200
Total Fees	$1,902,200	$1,731,300
____________________
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.
(4)Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

All of the services of Ernst & Young LLP for fiscal years 2020 and 2021 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Blunt, Fisher, Sparks, and Ms. Morefield. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by the applicable requirements of the PCAOB. In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2021, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2022.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Matt Blunt
Stephen Fisher
Diane M. Morefield
Carl D. Sparks

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 22, 2021 were as follows:

Name	Age	Position
A. Jayson Adair	52	Chief Executive Officer and Director
Jeffrey Liaw	44	President and CEO North America
John North	44	Senior Vice President and Chief Financial Officer

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Jeffrey Liaw has served as our president since September 2019 and our president and CEO North America since February 2021, and as our chief financial officer from September 2016 until October 2020. Before joining Copart in 2016, Mr. Liaw served as the chief financial officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, since January 2013. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005. He currently serves as a director, as a member of the audit committee, and as the finance committee chairman for Armstrong Flooring Incorporated.

John North has served as our senior vice president and chief financial officer since October 5, 2020. Mr. North has served as the chief financial officer of Avis Budget Group, Inc., a publicly traded company and global leader in car and truck rental and on-demand car sharing, from March 2019 to August 2020. Prior to joining Avis Budget Group, Inc., Mr. North served for 17 years in a variety of leadership roles with Lithia Motors, Inc., a publicly traded auto retailer, including as chief financial officer from January 2017 to March 2019, and before that, as chief accounting officer from January 2016 to December 2016. Mr. North earned his B.S. in Finance from Santa Clara University in 1998. He is a Certified Public Accountant and a CFA Charterholder.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on our current expectations and involve risks and uncertainties that may cause our actual results to differ materially from those anticipated by these forward-looking statements. These forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

A Profitable and Productive Year for Copart and Its Stockholders

Our fiscal year ended July 31, 2021 was a successful year for Copart and our stockholders, notwithstanding the challenges and uncertainties facing the world economy during that period. Our revenues increased 22% to $2.7 billion, and our operating income increased by 34% to $936 million. Our stock price increased 42.28% from a closing price of $103.32 in Nasdaq trading on August 1, 2020, the first trading day of our 2021 fiscal year, to $147.00 on July 30, 2021, the last trading day of the fiscal year.

Stockholder Engagement & Compensation Committee Response

At the 2020 annual meeting of stockholders, our annual “say-on-pay” proposal received the affirmative approval of 55.8% of the votes cast, down from approximately 98.0% at every annual meeting since 2017. While these results represented a majority of the votes cast on the proposal, our compensation committee is cognizant that our compensation programs should enjoy broad levels of stockholder support. Accordingly, over the last year, we have increased our levels of institutional stockholder engagement to assess their views and feedback, with particular discussion regarding issues of executive compensation.

During fiscal 2021, our chief financial officer participated in meetings with our largest stockholders who collectively hold a majority of our issued and outstanding shares to discuss our strategy, governance, and compensation philosophies. Over the four years prior to fiscal 2021, we had already substantially increased our levels of stockholder engagement by executive officers as well as certain directors.

Our meetings with our largest stockholders during fiscal 2021 and over the period beginning in 2018 focused in large part on the extent to which Copart weighs stock options in its executive compensation programs. Discussions with stockholders on this topic increased substantially in 2018, when we submitted for stockholder approval a cash and stock option compensation program for our non-employee directors and executive chairman. In the proxy statement for that meeting, our board of directors first explained publicly the rationale for its reliance on stock options, and our executive officers had robust engagement with institutional investors concerning the committee’s views of the purpose and function of equity compensation. The outside director cash and equity compensation proposal articulated in our 2018 proxy statement passed with the approval of 92.7% of the votes cast.

Based on stockholder feedback and proxy advisor reports, we believe that the decline in the level of stockholder approval for executive compensation at the 2020 annual meeting was based largely on concerns about structural elements of the renewal of our all-stock option compensation program for A. Jayson Adair, our chief executive officer. Notably, we did not receive substantial feedback suggesting that stockholders rejected the rationale for the program or that they disagreed that it successfully aligned Mr. Adair’s interests with their interests.

Stockholders did, however, provide valuable feedback to our compensation committee concerning, among other matters, their views of the structure of the performance-based element of Mr. Adair’s all-equity compensation program, and our compensation committee made numerous changes to our compensation programs in 2021 in specific response to this feedback. We discuss these changes in greater detail below. In addition, because of our strongly-held views of the effectiveness of stock options as a compensation tool, we are reiterating the bases and reasons that our compensation committee continues to view stock options as the best available means to ensure direct alignment of stockholder and management interests.

Stockholder Feedback

Specific feedback received from investors as a result of our engagement during and after the 2020 annual meeting included the following:

•Stockholders understood and were largely receptive to our compensation committee’s and board’s strategic rationale for the heavy weighting of stock options in our compensation programs.

•Stockholders acknowledged the unique circumstances of our chief executive officer and the challenges our compensation committee faces in structuring effective compensation incentives for a person of his personal wealth. Stockholders generally did not dispute the compensation committee’s view that the all-stock-option compensation program in place for our chief executive officer since 2009 and renewed in 2019 created appropriate incentives and alignment of interests between Mr. Adair and stockholders and that the track record for the program measured against stock price gains over that period was very favorable.

•Stockholders requested that Copart enhance its use of performance-based vesting criteria for equity incentive awards. In that regard, stockholders shared the views of proxy advisors that awards with price-based vesting conditions should require that the price hurdle be maintained at all times prior to any exercise of otherwise vested options. This point responded in particular to the structure of the 2019 all-stock option compensation program for our chief executive officer, which required that the designated price hurdle be satisfied only for a period of 20 consecutive trading days.

•Stockholders indicated that Copart’s annual cash incentive plans (in which our chief executive officer does not participate) should be more clearly performance-based and subject to achievement of specified target corporate financial milestones and that Copart should enhance its disclosure in future proxy statements concerning actual performance relative to established targets.

Response to Stockholder Feedback

During fiscal 2021, our compensation committee made a number of changes to the design of our compensation programs for named executive officers in response to the stockholder engagement described above. Some of these changes were implemented in fiscal 2021 for named executive officers other than Mr. Adair, and others were approved in fiscal 2021 for first implementation beginning in fiscal 2022. No changes were made to Mr. Adair’s current all-stock option program implemented in 2019, as that program continues until June of fiscal 2022 and cannot be modified without materially adverse tax and accounting consequences to Copart and to Mr. Adair. In the event the compensation committee re-adopts a similar all-equity program for Mr. Adair when he becomes eligible, the changes discussed below, where applicable, would apply to that new compensation arrangement.

Our compensation committee appreciates our stockholders' request for enhancing the performance-based elements of our compensation programs. To a large extent, “performance-based” programs have always been our norm in that annual bonuses, while ultimately within the discretion of the compensation committee, have consistently been determined on the basis of actual fiscal year operating performance relative to the previously approved annual operating plan. Regardless, the committee agrees with stockholders that formalizing the structure, documentation, and disclosure of these performance-based elements is beneficial.

Certain elements of our compensation program have not changed, however. Maximizing long-term stockholder value remains the board of director's paramount objective. Neither our board nor our compensation committee has changed its philosophy that executive compensation must be directly aligned as much as possible with stockholder interests, particularly for our chief executive officer, who ultimately oversees the business and financial strategies we pursue to create value for stockholders. We believe that management should be rewarded only when, if, and to the extent that stockholders are rewarded. As a result of that philosophy and relative to the peer group discussed below, the cash elements of total direct compensation have generally received a lower relative weighting compared to the equity elements for our executive officers, and total cash compensation has generally fallen below the peer group median while equity compensation has exceeded the peer group median.

The following table summarizes some of the changes we have made as part of our review of compensation programs during fiscal 2021. In addition, we have highlighted certain aspects of our compensation programs that are not changing because we consider them to be fundamental to our over-arching philosophy of executive compensation.

What We Have Changed	What We Have Not Changed

•Adopted a formal, performance-based annual cash incentive plan for executive officers other than our chief executive officer, who is not eligible for cash compensation. Implemented for purposes of fiscal 2022 bonuses, with fixed bonus targets based on a percentage of base salary; payouts determined based on satisfaction of financial and individual goals; required minimum levels of performance against objectives before any payment is made; and maximum payments based on over-performance. See discussion below concerning fiscal 2022 compensation decisions for Messrs. Liaw and North.

•Our philosophy that executives should win only when stockholders win and that, accordingly, stock options should remain a fundamental element of our equity compensation program because (i) stock options directly link actual, realized executive compensation to actual stockholder returns (e.g., an option has no realizable value in the absence of stock price appreciation, and its realizable value is directly proportional to underlying stock price appreciation) and (ii) as “full value” awards, restricted stock units (in the absence of price-based performance conditions to vesting) can result in realized value to executives (and dilution to stockholders) in scenarios where the stock price has not materially appreciated or has even declined.

•Determined that equity incentive awards for executive officers should include a mix of performance-based and time-based vesting. Implemented in fiscal 2021 as part of equity incentive grants to our president and our chief financial officer, with 50% of their option awards being subject to a performance-based vesting element.

•Our view that an all-stock option compensation program for A. Jayson Adair, our chief executive officer, with no cash compensation other than certain perquisites, remains an extremely effective tool for aligning his interests with those of our stockholders.

•Performance-based vesting of equity awards with stock price hurdles will require that the hurdle price be maintained through the date of vesting or exercise. Implemented in fiscal 2021 for new performance-based equity incentive awards to our president and chief financial officer. See discussion below concerning fiscal 2022 compensation decisions for Messrs. Liaw and North.

Our Philosophy on Executive Compensation

•The objective of any executive compensation program should be to incentivize performance that benefits stockholders through long-term increases in stockholder value.

With stockholder approval, we first adopted a compensation program for Mr. Adair based exclusively on stock options in 2009. We have continued that program now for over a decade. Over the succeeding twelve years, our returns to stockholders have substantially exceeded those of the S&P 500:

•Traditional compensation programs consisting of base salary, annual cash incentive bonus, and restricted stock units do not create sufficient incentives for our chief executive officer. We believe that Mr. Adair is uniquely situated relative to Copart and that compensation programs for him must be specifically tailored to create the necessary incentives for long-term stockholder returns.

Nearly three decades of strong stock price performance by Copart and more than thirty years as a senior executive of Copart have enabled Mr. Adair to build substantial personal wealth. Copart stock remains the most significant portion of his wealth, totaling $1.17 billion as of October 11, 2021 based on the value of outstanding shares held by him.

Our compensation committee does not believe that a "median" or even "above median" compensation program would create sufficient incentives for an individual with Mr. Adair's personal wealth to maximize stockholder value. Nor do we believe that it would directly align his interests with the long-term interests of our stockholders. No reasonable level of cash compensation, either in base salary or annual incentive compensation, would ever be meaningful to someone in Mr. Adair's position. At the same time, our compensation committee believes Mr. Adair has been an extremely effective leader for Copart and the architect of its strategic vision for the last two decades. Accordingly our compensation committee has sought to structure a compensation program tailored specifically for Mr. Adair that incentivizes both retention and performance by permitting him to participate directly alongside stockholders in the same manner and to the same extent as an individual stockholder investing in Copart on the date each stock option to Mr. Adair is granted.

We believe that Mr. Adair should realize actual compensation only if, when, and to the extent that stockholders realize gains. Other than limited perquisites described in more detail below, Mr. Adair receives no cash compensation in the form of base salary or annual cash incentives. Instead, he receives only stock options granted with an exercise price equal to the closing sales price of Copart's common stock on the date of grant, which by its nature results in realized value only if and to the extent that the value of Copart’s stock increases. If the stock price does not increase, Mr. Adair realizes nothing. If the stock price appreciates only modestly, Mr. Adair realizes only modest compensation. On the other hand, outsized gains in stock price appreciation for the benefit of all our stockholders will accrue as well to Mr. Adair.

•     Stock options directly link realized equity compensation to stockholder returns. Restricted stock units, while effective for certain purposes, lack the incentive and stockholder alignment power of stock options. In the absence of stock-price based performance targets, restricted stock units can result in management realizing value even where stockholders lose money. Although we have in the past and may in the future periodically award restricted stock units to executive officers, we expect the focus of our equity incentive programs to remain on stock options.

Although our compensation committee awarded Jeff Liaw, our president and CEO North America, a restricted stock unit grant in 2019, and may from time-to-time in the future grant restricted stock unit awards to executives, it continues to believe that stock option awards are a more powerful incentive tool for value creation. The committee is cognizant that its view diverges from prevailing governance and compensation trends. The compensation committee has engaged in substantial debate and analysis of this topic in recent years, however, including review and discussion with Compensia, the committee’s independent compensation consultant. In addition to reviewing peer group data as discussed in greater detail below, the committee also reviewed the overall effectiveness of Copart’s program for Mr. Adair since 2009. The committee concluded that the program implemented for Mr. Adair had been highly effective, as reflected by the $30.3 billion increase in Copart’s market capitalization and 1,737% increase in nominal stock price since the program began.
• Annual cash incentive programs should be performance-based and weighted heavily based on performance against corporate financial metrics that drive stockholder value.

Copart has historically determined annual bonus awards based largely on performance relative to board-approved internal operating plans. Prior to the end of fiscal 2021, the compensation committee approved a written performance-based annual cash incentive plan for executive officers other than the chief executive officer, who is not eligible for cash compensation (other than $1.00 per year in base salary). The initial performance period under this plan will be fiscal 2022. As discussed in greater detail below, our compensation committee has approved bonus targets and the fiscal 2022 financial metrics against which performance will be measured.

Overview of Executive Compensation Programs

The balance of this section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of the fiscal 2021 compensation of our named executive officers in the Fiscal Year 2021 Summary Compensation Table. For fiscal 2021, our named executive officers determined in accordance with the rules of the Securities and Exchange Commission consisted of (i) A. Jayson Adair, our chief executive officer; (ii) Jeffrey Liaw, who served during fiscal 2021 as our president and CEO North America and, until October 2020, as our chief financial officer; and (iii) John North, who served as our chief financial officer beginning in October 2020.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable and that it serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•Participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•Reviews and approves each element of executive compensation, taking into consideration recommendations from Mr. Adair with respect to our president and CEO North America, Mr. Liaw, and our senior vice president and chief financial officer, Mr. North, who reports directly to Mr. Liaw, as well as the other non-executive members of the senior management team, who also report directly to Mr. Liaw; and

•Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Committee Composition and Advisors

From August 1, 2020 to September 13, 2021, our compensation committee consisted of directors Daniel J. Englander, Thomas N. Tryforos, and Stephen Fisher. Since September 14, 2021, our compensation committee has consisted of Messrs. Englander, Tryforos, Cohan, Blunt and Ms. LeBon. During each of these different committee member configurations, Mr. Englander served as the chair of our compensation committee. Our board of directors has determined that each of the foregoing members of the compensation committee was, and is, an independent director under Nasdaq rules and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

Our compensation committee has the authority under its charter to engage the services of outside advisors to assist it in evaluating executive compensation programs.

All Equity Compensation Program for Mr. Adair

Since April 2009, we have compensated Mr. Adair under an all-equity compensation program that seeks the best possible alignment between the incentives created for Mr. Adair and the long-term interests of our stockholders. In April 2009 and December 2014, our compensation committee approved substantial grants of stock options to Mr. Adair under a program where he otherwise received no additional cash or equity compensation other than $1.00 per year in base salary over the five-year vesting periods of the awards. Mr. Adair has continued to participate in Copart’s employee benefit plans and in certain perquisite programs approved by the compensation committee and described below. The second of the option awards became fully vested in April 2019, and from then until June 12, 2020, Mr. Adair received no cash or equity compensation from Copart other than $1.00 per year in base salary and certain perquisites as described in more detail below.

From April 2019 until June 2020, our compensation committee considered and discussed whether to continue the all-equity program. As part of that consideration, the committee retained Compensia to serve as its independent executive compensation consultant. At the conclusion of the evaluation process, the committee determined that the program implemented since April 2009 had achieved its objective of aligning realized executive compensation with stockholder return. On June 12, 2020, the compensation committee also determined that continuing an all-equity compensation program was in the best interests of stockholders, based on its philosophy on executive compensation described in more detail above. On this basis, the compensation committee approved the grant of an option to Mr. Adair to acquire one million shares of our common stock under our Amended and Restated 2007 Equity Incentive Plan, subject to the vesting and other conditions described in greater detail below. During fiscal 2021, Mr. Adair received no compensation apart from his $1 annual salary and certain limited perquisites approved by the compensation committee.

Committee Deliberation Regarding Adair Equity Award

During fiscal 2020, our compensation committee explored the potential renewal of Mr. Adair's all-equity compensation program first implemented in 2009. These deliberations took place over the course of approximately 12 months and 5 meetings. In addition, substantial discussions took place directly between the committee and Mr. Adair as well as among our outside directors more broadly. As part of that process, the committee considered numerous factors, including (among others) the substantial success of the previous compensation program during the period from its effective date in April 2009 (as reflected, for example, in a 23.9% compound annual growth rate in the closing, split-adjusted price of our common stock from $8.83 on the last trading of fiscal 2009 to $93.25 on the last trading day of fiscal 2020); compensation comparisons against the peer group of companies discussed below; and the committee’s continued philosophy that Mr. Adair’s realized compensation be well aligned with stockholder interests.

In addition, the committee considered the unique challenges associated with creating performance and retention incentives for an executive who has been part of Copart’s leadership team for thirty years and who has substantially contributed to and benefited financially from its growth from a micro-cap public company at the time of its initial public offering to membership in the S&P 500. As of the record date, after including outstanding stock options that are exercisable within 60 days of the record date, Mr. Adair holds beneficial ownership of 8,453,691 shares of our common stock, with a market value exceeding $1 billion. Given Mr. Adair’s financial situation, the committee believed that traditional cash-based programs would offer extremely limited performance and retention incentives. The committee also believed that, given Mr. Adair’s existing ownership position in Copart, any additional award under a continued all-equity compensation program would need to be sufficiently material such that his potential realized compensation assuming significant stock price appreciation would offer meaningful financial and retention incentives based on future stock price appreciation.

Peer Group Determination

As part of its deliberations, the committee relied on a peer group developed in late 2018 in collaboration with Compensia for purposes of developing a cash and equity compensation program for outside directors. Our stockholders approved the outside director compensation program at the 2018 annual meeting with 92.7% of the votes cast approving the proposal. The peer group was developed based on factors relating to similarity of business and operating model, market capitalization, and revenues discussed in greater detail below. Compensia and our compensation committee noted that peer groups referenced by the major proxy advisory firms when commenting on executive compensation compared Copart to a group of industrial companies based on Global Industry Classification Standard (GICS) codes. The committee believed that these companies, while comparable based on revenue, were materially dissimilar when compared to metrics such as business model, market capitalization, operating income, and historical stockholder returns.

Based on input from the committee, Compensia initially presented a proposed peer group chosen based on the following selection criteria:

•Industry: online auction marketplaces in different vertical markets, technology and technology-enabled product platforms, and technology and technology service companies generally.

•Revenue: companies with four-quarters trailing revenue between approximately $700 million and $4.3 billion at the time of selection, which approximated 0.4 to 2.5 times Copart’s four-quarters trailing revenue at the time.

•Market Capitalization: companies with market capitalization of approximately $5.8 billion to $73 billion at the time of selection, which approximated 0.3 to 4.0 times Copart’s market capitalization at the time.

Our compensation committee determined that Compensia’s proposed peer group consisted of companies with appropriately similar business models or a comparable reliance on proprietary product and service technologies, and further that the peer group was also comparable in terms of revenues and market capitalization. At the time the peer group was determined, the median four-quarters trailing revenue for the proposed peer group was $1.56 billion, compared to Copart’s $1.74 billion. The median market capitalization of the proposed peer group as of September 14, 2018 was $13.7 billion compared to Copart’s $14.6 billion.

Given its concern that the GICS-based peer group referenced by major proxy advisors had failed to evaluate comparability based on key financial metrics, our compensation committee requested that Compensia further validate the proposed peer group for use by Copart by providing additional data with respect to revenue growth, operating income growth, and total stockholder return over the prior five (5) years. Compensia’s subsequent review indicated that Copart fell approximately at the median of the peer group with respect to operating income growth, in the 66th percentile with respect to total stockholder return, and in the 22nd percentile with respect to revenue growth. Based on this additional data, our compensation committee determined that the proposed Copart peer group reflected a list of comparable companies based on operating models and financial metrics. Accordingly, the committee made no changes to Compensia’s initially proposed Copart peer group. Given the recency of the peer group determination and associated data, the committee determined that the Copart peer group was still representative of Copart’s applicable metrics and did not modify the peer group in connection with determining Mr. Adair’s new compensation program. In particular, the committee noted that the adopted peer group remained comparable based on the financial factors that the committee deems important, notably, stockholder return and profitability metrics. For example, based on Compensia’s comparison of key financial metrics against the identified peer group of a recognized proxy advisor, the committee noted that over the period from July 31, 2017 to May 28, 2020, Copart’s percentile rank relative to the proxy advisor peer group was 100% for each of return on invested capital, return on assets, and return on equity; 94% for total shareholder return; and 80% for EBITDA growth. By comparison, under the Compensia-recommended peer group, Copart ranked relatively favorably, including an 82% percentile ranking for total stockholder return, but was generally being compared to a more competitive set of growth companies.

Copart’s peer group consisted of twenty (20) technology-enabled online marketplaces and service providers such as CoStar Group, Inc. and Zillow Group, Inc.; medical device and instrumentation companies with technology-enabled products and platforms such as Illumina, Inc. and Align Technology, Inc.; and technology companies such as Synopsys, Inc. Note that GrubHub, Inc., Red Hat, Inc., and The Ultimate Software Group, Inc. were acquired following the initial selection of the peer group. The complete compensation peer group is as follows:

•Align Technology, Inc.	•GrubHub Inc.	•Synopsys, Inc.
•ANGI Homeservices Inc.	•Illumina, Inc.	•The Ultimate Software Group, Inc.
•ANSYS, Inc.	•Intuitive Surgical, Inc.	•TripAdvisor, Inc.
•Cognex Corporation	•KAR Auction Services, Inc.	•Tyler Technologies, Inc.
•CoStar Group, Inc.	•Match Group, Inc.	•Workday, Inc.
•Fair Isaac Corporation	•Red Hat, Inc.	•Zillow Group, Inc.
•Fortinet, Inc.	•ServiceNow, Inc.

All-Equity Compensation Program For Years Ending April 2020, April 2021, and April 2022

As noted above, the compensation committee reviewed Mr. Adair’s compensation for over a year following the full vesting of his 2014 stock option award, during which time Mr. Adair received no cash or equity compensation from Copart beyond his salary of $1.00 per year, and certain perquisites and benefits approved by the compensation committee.

During its deliberations, the committee considered traditional compensation programs consisting of base salary, target bonus, and full value equity incentive and stock option awards. As noted above, the committee also considered the substantial success of the compensation program implemented since 2009 and discussed various alternatives, including replicating the program in its prior forms and implementing it in a modified form. For the reasons cited above, the compensation committee remained committed to the all-equity compensation program originally implemented in 2009 and believes that such a program aligns as directly as possible Mr. Adair’s financial interest with those of our stockholders while at the same time creating meaningful retention incentives for Mr. Adair to continue in service to Copart. The committee did make various modifications, however, relating to adding a performance-based hurdle to require a minimum stock price appreciation threshold as a vesting condition separate and apart from the option’s time-based vesting component. Further, the committee determined that this all-equity program should cover a three-year compensation period rather than the previous five-year compensation periods.
On June 12, 2020, the committee approved the grant of an option to Mr. Adair under our Amended and Restated 2007 Equity Incentive Plan to acquire one million shares of common stock at an exercise price of $85.04 per share, the closing price of our common stock in Nasdaq trading on the grant date. These stock options for Mr. Adair were granted during an open trading window under our insider trading plan and during a period when we were not engaged in repurchases under our disclosed stock repurchase program. We do not intend to price stock options in periods when we are in possession of material non-public information, and we do not intend to time the grant of awards based on activity under our stock repurchase program.

Subject to his continued status as a service provider as defined in the equity plan, twenty percent (20%) of the shares subject to the option will vest on the first anniversary of the date of grant, and the balance of the shares will vest, subject to continued service, monthly over the succeeding 48 months such that the option will become fully vested on June 12, 2025. In addition, the committee included a performance condition such that, notwithstanding the time-based vesting conditions, before any portion of the option can be exercised, the average closing price of our common stock in trading on the Nasdaq stock market must exceed 125% of the applicable exercise price for at least twenty (20) consecutive trading days. The performance condition has been satisfied. The option agreement does not provide for accelerated vesting upon a change in control of Copart, and the option would be treated in connection with such a transaction on the terms and conditions set forth in the equity plan. As noted in the introductory comments to this section and in the subsequent disclosures concerning Messrs. Liaw and North, our compensation committee has subsequently considered investor and proxy advisor feedback concerning the price-based performance metric under Mr. Adair's option. While it would be impractical for tax and accounting reasons to modify the terms of Mr. Adair's most recent award, the performance-based options recently granted to Messrs. Liaw and North require that the price-based vesting hurdle be maintained at all times through the exercise or termination of the stock option award. Any similarly structured future awards for Mr. Adair would contain a comparable requirement.

The committee also determined that the option grant would represent Mr. Adair’s sole compensation other than $1.00 in annual base salary and certain perquisites and benefits approved by the committee for each of the annual periods April 2019 through June 12, 2020, June 12, 2020 through June 12, 2021, and June 12, 2021 to June 12, 2022. The committee will re-assess Mr. Adair’s compensation program prior to June 2022.

The grant date value of the award as reflected in the summary compensation table was $25.5 million under the Monte Carlo simulation model used by Copart for financial accounting and SEC reporting purposes. As noted above, the compensation committee considers this calculated value to lack material meaning as it does not reflect the actual value, if any, that Mr. Adair will receive under the award. Mr. Adair’s actual realized compensation will be nothing if the stock price does not appreciate above the exercise price or maintain its current appreciation since the grant date and could be substantially more or less than $25.5 million depending on future stock prices. In light of legal and accounting requirements to report the award on this basis, the committee did consider the then-estimated grant date value compared to total direct compensation at peer companies (i.e., base salary, target bonus, and the value of equity awards as reflected in peer group proxy statements). The committee noted that averaging the grant date value of Mr. Adair’s 2020 award over the three years of this all-equity compensation program resulted in an average value of $8.5 million, placing Copart just below the 50th percentile when compared to reported annual total direct compensation within the above peer group. The compensation committee believes that stockholders evaluating Mr. Adair’s compensation using grant date value should evaluate the recent option grant on a similar, averaged basis given that the board of directors does not intend to pay or provide any additional bonus compensation, or any additional equity awards to Mr. Adair until June 2022, other than Mr. Adair’s annual salary of $1.00.

Compensation Program for Other Named Executive Officers

This section discusses our compensation decisions for our president and CEO North America, Jeffrey Liaw, and our senior vice president and chief financial officer, John North.

Effective September 3, 2019, our board of directors appointed Mr. Liaw as Copart’s president, reporting to Mr. Adair. Mr. Liaw continued to serve as our chief financial officer until the appointment of John North to the position effective October 5, 2020. Mr. Liaw's title was subsequently adjusted by our board of directors to president and CEO North America in February 2021.

In August 2020, our compensation committee engaged Compensia to conduct a compensation review to inform the committee’s decisions with respect to Mr. Liaw’s compensation in his new position. In evaluating the individual elements of Mr. Liaw’s proposed compensation, the committee considered, among other factors, the recommendations of Mr. Adair; the substantial operational and strategic role that Mr. Liaw would be expected to perform in his new position; peer group data provided by Compensia, including chief operating officer data where available given the lack of positions with comparable levels of responsibility at most of the peer companies; Mr. Liaw’s current stock option position, including vested and unvested shares; and compensation practices within the committee-adopted peer group, including with respect to the use of restricted stock units.

For executive officers other than Mr. Adair, our compensation committee traditionally makes its determinations concerning base salary, cash bonuses, and additional equity incentives annually after the end of each fiscal year based on a review of our financial performance against the board-approved operating plan. In making those decisions, the compensation committee has placed substantial weight on its own quantitative assessment of our operating performance metrics with a focus on earnings per share and other key financial measures and has generally not taken a formulaic approach to setting executive compensation. For example, determinations of annual incentive bonuses for executives have been largely discretionary based on whether we met or exceeded our annual operating plan.

In response to investor feedback and as discussed in more detail below, beginning with our fiscal year ending July 31, 2022, we are implementing a specifically defined, performance based annual incentive plan, discussed in more detail below. Decision-making with respect to annual incentive bonuses for fiscal 2021 performance were made using the compensation committee's historical approach.

Base Salaries

The following table outlines the annual base salaries paid to Messrs. Liaw and North for fiscal 2021 compared to fiscal 2020. Mr. North was not an employee during fiscal 2020, having joined Copart in October 2020 during the first quarter of fiscal 2021. The terms of Mr. North's employment agreement are described elsewhere in this proxy statement and were not modified during fiscal 2021.

Executive Officer	Base Salary
	2020	2021
Jeffrey Liaw	$ 637,546	$686,527
John North	—	$278,653

In connection with Mr. Liaw’s promotion to president of Copart, our compensation committee increased his base salary from $341,500 to $650,000 based in part on a review of competitive peer group data prepared by Compensia and subjective considerations with respect to Mr. Liaw’s familiarity with the operational and strategic aspects of Copart’s business, his prior stewardship of our finance organization, and the desire to ensure retention as part of a management transition. The committee’s compensation consultant noted that there was insufficient data within our peer group because of the absence of comparable positions at other companies. In particular, Mr. Liaw’s role involves all of the operational responsibility of a chief operating officer but enhanced responsibility as well for the strategic oversight of our business. Accordingly, while the committee used chief operating officer data as an available data set for purposes of benchmarking, they tended to set his compensation levels at the higher end of the range. For example, while his base salary was above the median for a chief operating officer, his total target direct compensation (including annual incentive bonus and initial equity compensation as discussed below) fell at approximately the 70th percentile of chief operating officers within our peer group. The committee determined that overall level of compensation to be reasonable and appropriate given the nature of Mr. Liaw’s role. In October 2020, our compensation committee approved an additional increase from $650,000 to $700,000, based on it positive assessment of Mr. Liaw's performance after serving for a full year in his elevated role.

Under the negotiated terms of his employment agreement, Mr. North’s base salary was set at $345,000, consistent with Mr. Liaw’s previous base salary when he served solely as chief financial officer. Mr. North's base salary did not change during fiscal 2021, and our compensation committee believed the initial level of base salary was reasonable for the position.

Annual Incentive Bonuses (Fiscal 2021)

The following table indicates bonus payments made to Messrs. Liaw and North for the fiscal 2021 corporate performance period:

Executive Officer	Cash Bonus
	2020	2021
Jeffrey Liaw	$ 700,000	$750,000
John North	—	$300,000

In the first quarter of fiscal 2022, our compensation committee met and determined annual incentive bonus awards for Mr. Liaw and Mr. North. Consistent with our prior practice, which will be modified for fiscal 2022 as described below, bonuses were determined on a discretionary basis relative to performance against our fiscal 2021 operating plan. For Mr. Liaw, the compensation committee established a fiscal 2021 target bonus of $700,000, or 100% of his fiscal 2021 base salary, which was consistent with a target bonus of $650,000, or 100% of fiscal 2020 base salary, established in the prior year. In October 2021, the compensation committee approved an actual fiscal 2021 bonus of $750,000 for Mr. Liaw. In approving a bonus in excess of target, the committee evaluated our corporate performance during fiscal 2021 as well as Mr. Liaw’s individual performance and the recommendations of Mr. Adair, our chief executive officer. Among other factors, the committee noted our very successful management through the continuing Covid-19 pandemic, a 42.28% increase in our stock price during the fiscal year, and year-over-year growth in key financial metrics such as revenues, operating income, and earnings per share. For Mr. North, the compensation committee approved a fiscal 2021 bonus of $300,000, or 86.9% of fiscal 2021 base salary. The compensation committee approved Mr. North's bonus based on an evaluation of our corporate performance during fiscal 2021, Mr. North's individual performance in his first year serving as our senior vice president and chief financial officer, as well as the recommendations of Mr. Adair. Our compensation committee did not provide for any specific weighting among various elements identified in its deliberations concerning either Mr. Liaw's or Mr. North's bonus.

Equity Compensation

The following table indicates stock option grants made to Messrs. Liaw and North during fiscal 2021:

	Grant Date		Number of Securities Underlying Stock Option Award(#)	Exercise or Base Price of Option Awards ($/sh)
Jeffrey Liaw	3/9/2021	(1)	160,000	106.31
John North	10/5/2020	(2)	150,000	109.69
	3/9/2020	(3)	100,000	106.31
____________________
(1)Represents an award of stock options. Mr. Liaw's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Liaw’s continued service to us on each such vesting date. One-half of Mr. Liaw’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.
(2)Represents an award of stock options. Mr. North's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. North's continued service to us on each such vesting date.
(3)Represents an award of stock options. Mr. North's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. North's continued service to us on each such vesting date. One-half of Mr. North’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.

The stock option granted to Mr. North on October 5, 2020 represented his initial, new employee option grant as contemplated in the terms of his offer letter to join Copart. Consistent with our historical approach to new senior executive equity incentive awards, Mr. North's option vests over five years, subject to his continued status as a service provider to Copart.

Equity compensation in fiscal 2021 for Mr. Liaw and Mr. North consisted entirely of stock option grants, weighted fifty percent with our standard time-based vesting of five years and fifty percent with both a time-based vesting condition over five years and a performance-based vesting condition based on stock price appreciation. At the same time as Mr. Liaw's fiscal 2021 award, Mr. North received an additional option grant subject to the same weighting of performance and time-based vesting elements. Consistent with the award discussed above for Mr. Adair, the performance-based vesting conditions requires that our common stock trade at a 25% premium to the exercise price of the option. Unlike Mr. Adair’s award, the performance-based price condition must be satisfied at all times through the date of exercise and/or termination of the option. The use of performance-based options for our named executive officers other than Mr. Adair as well as the differences between the structure of Mr. Adair’s award and those subsequently granted to Mr. Liaw and Mr. North reflect feedback from stockholders. We expect to continue to include a performance-based element in future option grants to our executives and expect to require that any price-based condition be satisfied at all times during the term of the option.

Annual Performance-Based Cash Bonus Incentive Program

In March 2021, our compensation committee approved the Copart, Inc. Executive Bonus Plan. Under the executive bonus plan, executive officers are eligible to receive annual cash incentives based on achievement against specified corporate financial and individual performance objectives. As noted elsewhere, Mr. Adair does not participate in the executive bonus plan and is not eligible to receive cash compensation other than $1.00 per year in base salary. He also receives certain perquisites described in the footnotes to the Summary Compensation Table.

At the beginning of fiscal 2022 and in conjunction with our board’s consideration and approval of the fiscal 2022 annual operating plan, our compensation committee established the initial performance period under the executive bonus plan as the fiscal year ending July 31, 2022. In addition, it set target bonus levels equal to 100% of annual base salary for Messrs. Liaw and North.

Achievement for the fiscal 2022 performance period will be measured based on performance against an established operating income target, which has a sixty percent weighting, and against identified individual performance objectives, which has a forty percent aggregate weighting. For both components of the bonus plan, no payout will occur unless a threshold level of attainment is achieved, and payouts will be calculated ratably above the minimum attainment threshold for both components, up to a maximum level of goal attainment. With respect to the quantitative performance component, payouts could increase up to 200% of the target based on over-performance. With respect to the individual goals component, payouts could increase up to 150% of the target based on over-performance.

Performance objectives for the fiscal 2022 performance period were considered and approved by the compensation committee at the beginning of the fiscal year based on the committee’s views of the relative importance of these objectives to short and long-term stockholder value creation. The committee approved the individual performance targets for Mr. Liaw and Mr. North upon the recommendation of Mr. Adair and believes that these goals align management incentives with stockholder value creation. The compensation committee provided for a forty percent weighting of individual performance objectives in order to incentivize achievement of specific individual goals that it considered priorities to the profitable expansion of our business.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: health, dental, and vision insurance, medical and dependent care flexible spending account, short and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of each dollar contributed, up to 15% of annual pay, with a maximum contribution of $3,900 for fiscal 2021.

During fiscal 2021, we provided Mr. Adair with company-owned automobiles that may be used for personal purposes. During fiscal 2021, we also provided Messrs. Liaw and North with a monthly automobile expense allowance.

The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Adair for up to 200 flight hours each per year. In addition, the committee has determined that Mr. Adair will be required to use corporate aircraft for all travel during the duration of the Covid-19 pandemic. The committee believes that this focus on Mr. Adair’s health and safety is reasonable and appropriate under the circumstances and in the best interests of our stockholders. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Adair in fiscal 2017. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to our named executive officers with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee. We are a party to written employment agreements with Mr. Liaw, our president and CEO North America, and Mr. North, our senior vice president and chief financial officer, whose agreements provide, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the applicable agreement). Our compensation committee believes the terms of the agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of the agreements, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director, or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2021.

COMPENSATION COMMITTEE
Daniel J. Englander
Matt Blunt
Steven D. Cohan
Cherylyn Harley LeBon
Thomas N. Tryforos

The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of A. Jayson Adair, our chief executive officer. We believe our compensation practices and level of compensation are appropriate and competitive with opportunities in our industry, in each of the geographic markets in which we operate, and at all levels of the organization.

For fiscal year 2021, our last completed fiscal year:

•the median of the annual total compensation of all employees of our company (other than our chief executive officer), was $35,638; and

•the annual total compensation of our chief executive officer, as reported in our 2021 Summary Compensation Table, was $490,647.

Based on this information, for fiscal year 2021, the ratio of the annual total compensation of Mr. Adair, our CEO, to the median of the annual total compensation of employees was 13.76 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•We selected June 30, 2021 as the date upon which we would identify the median employee.

•As of June 30, 2021, our employee population consisted of approximately 8,362 individuals, including employees in Bahrain, Brazil, Canada, Finland, Germany, India, Oman, the Republic of Ireland, Spain, the United Arab Emirates, the United Kingdom, and the United States. All of these employees were included in the determination of the median employee.

•To identify the “median employee” from our employee population, we used actual pay earnings from July 1, 2020 through June 30, 2021 (the “compensation measure”).

•The compensation measure included base salary (including any paid overtime) and bonus payments.

•We annualized the base salary of all permanent employees who did not work for us or our subsidiaries for the entire twelve month period ending June 30, 2021.

•Amounts paid in foreign currency were converted into United States dollars using average exchange rates in effect during the twelve month period ending June 30, 2021.

•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $35,638.

•With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table.

•During fiscal 2021, Mr. Adair served as our chief executive officer, and as described in the Section above titled “All Equity Compensation Program for Mr. Adair,” he received $1 in salary, and the board of directors does not intend to pay or provide any additional bonus compensation, or any additional equity awards to Mr. Adair until June 2022, other than Mr. Adair’s annual salary of $1.00.

Fiscal Year 2021 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our president and CEO North America, and (iii) our senior vice president and chief financial officer. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Option Awards($)(2)	Stock Awards ($)(3)	All Other Compensation ($)		Total($)
A. Jayson Adair	2021	1	—	—	—	490,646	(4)	490,647
Chief Executive Officer	2020	1	—	25,472,496	—	294,426	(4)	25,766,923
	2019	1	—	—	—	156,315	(4)	156,316

Jeffrey Liaw	2021	686,527	750,000	5,540,832	—	9,000	(5)	6,986,359
President and CEO North America	2020	637,546	700,000	—	3,000,000	9,000		4,346,546
	2019	338,884	330,000	2,534,555	—	9,000		3,212,439

John North (6)	2021	278,653	300,000	7,947,630	—	6,750	(7)	8,533,033
Senior Vice President and Chief Financial Officer
____________________

(1)The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.
(2)Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2021, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021. For the number of outstanding equity awards held by the named executive officers as of July 31, 2021, see the “Outstanding Equity Awards” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.
(3)Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of restricted stock units granted in the fiscal year 2021, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021. For the number of outstanding equity awards held by the named executive officers as of July 31, 2021, see the “Outstanding Equity Awards at 2021 Fiscal Year End” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.
(4)Includes $35,556 related to personal use of company-owned automobiles, $437,980 related to Mr. Adair’s personal use of the company’s aircraft during fiscal 2021, and $17,110 in medical, dental, and vision benefits during fiscal year 2021. Includes $38,104 related to personal use of company-owned automobiles, $240,420 related to Mr. Adair's personal use of the company's aircraft during fiscal 2020, and $15,902 in medical, dental, and vision benefits during fiscal year 2020. Includes $40,728 related to the use of company-owned automobiles, and $115,586 related to Mr. Adair's personal use of the company's aircraft during fiscal 2019.
(5)Consists of $9,000 related to an automobile allowance during each of fiscal years 2021, 2020, and 2019.
(6)Mr. North joined Copart on October 5, 2021, and accordingly has no compensation history with us prior to fiscal 2021.
(7)Consists of $6,750 related to an automobile allowance.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2016 with Jeffrey Liaw, who served during fiscal 2021 as our president and CEO North America, and an employment agreement we entered into in October 2020 with Mr. North, who now serves as our senior vice president and chief financial officer. For a description of the material terms of the employment agreements with each of Messrs. Liaw and North, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2021

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2021.

	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
A. Jayson Adair	—		—	—	—	—
Jeffrey Liaw	3/9/2021	(1)	—	160,000	106.31	5,540,832
John North	10/5/2020	(2)	—	150,000	109.69	4,484,610
	3/9/2021	(3)	—	100,000	106.31	3,463,020
____________________
(1)Represents an award of stock options. Mr. Liaw's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Liaw’s continued service to us on each such vesting date. One-half of Mr. Liaw’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.
(2)Represents an award of stock options. Mr. North's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. North's continued service to us on each such vesting date.
(3)Represents an award of stock options. Mr. North's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. North's continued service to us on each such vesting date. One-half of Mr. North’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.
(4)Amounts shown represent the grant date fair values of awards of stock options or restricted stock units, as applicable, granted in the fiscal year 2021, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents certain information concerning option awards held by the named executive officers at the end of the fiscal year ended July 31, 2021. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	216,666	783,334	(2)	6/12/2020	85.04	6/12/2030
Jeffrey Liaw	1,667	4,999		10/10/2016	27.10	10/10/2026
	75,000	25,000		10/4/2017	34.78	10/4/2027
	70,000	80,000		3/7/2019	58.27	3/7/2029
	—	160,000	(3)	3/9/2021	106.31	3/9/2031
John North	—	150,000		10/5/2020	109.69	10/5/2030
	—	100,000	(4)	3/9/2021	106.31	3/9/2031
___________________

(1)Except as indicated in footnotes 2, 3, and 4 below, all option grants vest 20% on the first anniversary of the date of grant, and the balances vest monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to the executive officer’s continued service to us on each such vesting date.
(2)Mr. Adair’s option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Adair’s continued service to us on each such vesting date. Mr. Adair’s option award also contains a separate performance-based vesting condition, such that no options will be exercisable unless and until the closing price in trading of our common stock on NASDAQ is greater than or equal to $106.30 per share (which is an amount equivalent to 125% of the exercise price of the options) for a period of 20 consecutive trading days.
(3)Mr. Liaw's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Liaw’s continued service to us on each such vesting date. One-half of Mr. Liaw’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.
(4)Mr. North's option award vests 20% on the one year anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. North’s continued service to us on each such vesting date. One-half of Mr. North’s option award also contains a separate performance-based vesting condition, such that none of these options will be exercisable unless the price in trading of our common stock on NASDAQ is greater than or equal to $132.88 per share (which is an amount equivalent to 125% of the exercise price of the options) at the time of exercise.

The following table presents certain information concerning restricted stock unit awards held by the named executive officers at the end of the fiscal year ended July 31, 2021. This table includes vested and unvested restricted stock unit awards.

Stock Awards
Named Executive Officer	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
A. Jayson Adair	—	—
Jeffrey Liaw	19,968	2,935,296
John North	—	—
___________
(1)Represents an award of restricted stock units. Mr. Liaw’s restricted stock units award vested 20% on the first anniversary of the grant date, and the balance vests monthly at a rate of 1/48 per month over the 48 months succeeding such one year anniversary, subject to Mr. Liaw’s continued service to us on each such vesting date.
(2)Based on the $147.00 closing price of a share of our common stock on July 31, 2021.

Option Exercises in Fiscal Year 2021

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2021, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	—	—
Jeffrey Liaw	40,000	4,327,200
	7,346	855,405
	4,320	507,406
	1,520	165,969
	15,814	1,726,731
John North	—	—

(1) Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits and Non-Qualified Deferred Compensation

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2021. No named executive officers participated in a non-qualified deferred compensation plan during the fiscal year ended July 31, 2021.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are a party to written employment agreements with Jeffrey Liaw, our president and CEO North America, and John North, our senior vice president and chief financial officer. These employment agreements set forth the base salary, bonus opportunity, benefits, and the responsibilities of the position, as applicable, in effect at the time of execution of the agreement. In addition, the executive employment agreements require us to provide compensation to the executive in the event of termination of employment under certain circumstances.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. North’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In the executive employment agreements, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In the executive employment agreements, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred without his consent (and following any applicable cure period): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

Our Amended and Restated 2007 Equity Incentive Plan does not provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

Potential Payments upon Termination or Change in Control

Messrs. Liaw and North are our only named executive officers who had an employment agreement as of July 31, 2021.

On the assumption that an involuntary termination of employment (including resignation for “good reason”) Mr. Liaw took place on July 31, 2021, whether before or after a change in control, Mr. Liaw would have been entitled to receive a lump-sum severance payment totaling $349,993, the equivalent of fifty percent (50%) of his fiscal 2021 base salary, less applicable tax withholding.

On the assumption that an involuntary termination of employment (including resignation for “good reason”) Mr. North took place on July 31, 2021, whether before or after a change in control, Mr. North would have been entitled to receive a lump-sum severance payment totaling $172,500, the equivalent of fifty percent (50%) of his fiscal 2021 base salary, less applicable tax withholding.

Equity Compensation Plan Information

The following table provides information as of July 31, 2021 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under our 2014 Employee Stock Purchase Plan and our 2007 Equity Incentive Plan, as amended and restated.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	7,557,157	(2)	$38.16	(3)	7,137,850	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	7,557,157		$38.16		7,137,850
____________________
(1)We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. Accordingly, no such securities are included in the table. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.
(2)Reflects the number of shares of common stock to be issued under the 2007 Equity Incentive Plan, as amended and restated, upon (i) exercise of outstanding options, (ii) vesting of restricted stock awards, and (iii) vesting of restricted stock units.
(3)Reflects weighted average exercise price of outstanding options under the 2007 Equity Incentive Plan, as amended and restated.

(4)Consists entirely of securities available for future issuance under the 2007 Equity Incentive Plan, as amended and restated.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and in which any person had or will have a direct or indirect material interest. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

Our audit committee has adopted a written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

Since the beginning of fiscal 2021 and to October 22 of fiscal 2022, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive officer position. In fiscal 2021, we paid Mr. Adair a total of $345,481, consisting of $225,481 in base salary, and $120,000 as a cash bonus. Mr. Adair's cash bonus was earned in fiscal 2021 and paid in fiscal 2022. In addition, Mr. Adair is given a monthly automobile expense allowance of $500.

We employ Diane Yassa, daughter of James E. Meeks, a member of our board of directors, in a non-executive officer position. In fiscal 2021, we paid Ms. Yassa a total of $254,835, consisting of $214,835 in base salary, and $40,000 as a cash bonus. Ms. Yassa’s cash bonus was earned in fiscal 2021 and paid in fiscal 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires Copart’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Copart shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Copart. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2021 other than one late Form 4 filed by Cherylyn Harley LeBon on June 7, 2021 with respect to an option grant, a late Form 4/A filed by Steven D. Cohan on July 15, 2021 with respect to the exercise of certain options, a late Form 5 filed by Willis J. Johnson on October 22, 2021 with respect to certain gift transfers, and a late Form 5 filed by A. Jayson Adair on October 22, 2021 with respect to certain gift transfers.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 11, 2021 by (i) all persons known by us to be beneficial owners of 5% or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation - Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes shares held by the stockholder plus shares that may be acquired by the stockholder, including by option exercise, within sixty days of October 11, 2021. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
The Vanguard Group (3)	22,405,689	9.45%
BlackRock, Inc. (4)	20,382,068	8.60%
Willis J. Johnson (5)	16,226,648	6.83%
A. Jayson Adair (6)	8,737,024	3.68%
Matt Blunt (7)	75,000	*
Steven D. Cohan (8)	115,024	*
Daniel J. Englander (9)	599,700	*
Jeffrey Liaw (10)	193,485	*
James E. Meeks (11)	195,000	*
John North (12)	35,000	*
Thomas N. Tryforos (13)	624,739	*
Diane M. Morefield (14)	50,000	*
Stephen Fisher (15)	50,000	*
Cherylyn Harley LeBon (16)	12,500	*
Carl D. Sparks (17)	6,250	*
All directors and executive officers as a group (13 persons) (18)	26,766,620	11.18%
____________________
*    Represents less than 1% of our outstanding common stock.

(1)Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., Copart Tower, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.
(2)Based on 237,134,200 shares outstanding as of October 11, 2021.
(3)Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021. The Vanguard Group reported sole voting power over 0 shares, shared voting power over 359,821 shares, sole dispositive power over 21,479,017 shares, and shared dispositive power over 926,672 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)Based solely on the most recently available Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. BlackRock, Inc. reported sole voting power over 17,855,859 shares, shared voting power over 0 shares, sole dispositive power over 20,382,068 shares, and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)Includes 12,304,331 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust U/A DTD 1/16/1997, for which Mr. Johnson and his wife are trustees, 1,800,000 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, 886,916 shares held directly by Willis J. Johnson, 480,401 shares held by Willis and Reba’s Foundation, for which Mr. Johnson serves as President, and 400,000 shares held jointly by Willis J.

Johnson and Reba J. Johnson. Also includes options to acquire 355,000 shares of common stock held by Mr. Johnson that are exercisable within sixty days after October 11, 2021.
(6)Includes 5,227,235 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 226,628 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family, for which Mr. Adair serves as trustee, 459,828 shares held by JTGJ Investments, LP, a Texas limited partnership, 2,000,000 shares held by JTGJ Investments II, LP, a Texas limited partnership, and 540,000 shares held by The Adair Foundation, for which Mr. Adair serves as President. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, JTGJ Investments II, LP, and The Adair Foundation, except to the extent of his pecuniary interest. Also includes options to acquire 283,333 shares of common stock held by Mr. Adair that are exercisable within sixty days after October 11, 2021.
(7)Represents options to acquire 75,000 shares of common stock held by Mr. Blunt that are exercisable within sixty days after October 11, 2021.
(8)Includes 24 shares held by the Cohan Revocable Trust U/A DTD 1/17/1996, for which Mr. Cohan serves as Trustee, and options to acquire 115,000 shares of common stock held by Mr. Cohan that are exercisable within sixty days after October 11, 2021.
(9)Includes 159,800 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, and 4,900 shares held by trusts for the benefit of members of Mr. Englander’s immediate family. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 435,000 shares of common stock held by Mr. Englander that are exercisable within sixty days after October 11, 2021.
(10)Includes 20,986 shares held directly and options to acquire 172,499 shares of common stock held by Mr. Liaw that are exercisable within sixty days after October 11, 2021.
(11)Represents options to acquire 195,000 shares of common stock held by Mr. Meeks that are exercisable within sixty days after October 11, 2021.
(12)Represents options to acquire 35,000 shares of common stock held by Mr. North that are exercisable within sixty days after October 11, 2021.
(13)Includes 109,739 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Mr. Tryforos disclaims beneficial ownership of the shares owned by others. Also includes options to acquire 515,000 shares of common stock held by Mr. Tryforos that are exercisable within sixty days after October 11, 2021.
(14)Represents options to acquire 50,000 shares of common stock held by Ms. Morefield that are exercisable within sixty days after October 11, 2021.
(15)Represents options to acquire 50,000 shares of common stock held by Mr. Fisher that are exercisable within sixty days after October 11, 2021.
(16)Represents options to acquire 12,500 shares of common stock held by Ms. LeBon that are exercisable within sixty days after October 11, 2021.
(17)Represents options to acquire 6,250 shares of common stock held by Mr. Sparks that are exercisable within sixty days after October 11, 2021.
(18)Includes 27,752,443 shares and options to acquire 2,023,167 shares of common stock held by all executive officers and directors as a group that are exercisable within sixty days after October 11, 2021.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2021 Annual Meeting

In the event that there are not sufficient votes present to vote on any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock in accordance with our bylaws.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2021 has been made available concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Gregory R. DePasquale, Secretary
Dated: October 22, 2021

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING: The Proxy Statement and 2021 Annual Report are available free of charge at www.edocumentview.com/CPRT

Site of the Copart, Inc. 2021 Annual Stockholder Meeting

Directions to:	Copart Tower
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3.

1. To elect 11 directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Willis J. Johnson	☐	☐	☐	02 - A. Jayson Adair	☐	☐	☐	03 - Matt Blunt	☐	☐	☐
04 - Steven D. Cohan	☐	☐	☐	05 - Daniel J. Englander	☐	☐	☐	06 - James E. Meeks	☐	☐	☐
07 - Thomas N. Tryforos	☐	☐	☐	08 - Diane M. Morefield	☐	☐	☐	09 - Stephen Fisher	☐	☐	☐
10 - Cherylyn Harley LeBon	☐	☐	☐	11 - Carl D. Sparks	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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Proxy — Copart, Inc.

Proxy for 2021 Annual Meeting of Stockholders
December 3, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the 2021 Annual Meeting of Stockholders to be held on December 3, 2021 and the proxy statement, and appoints A. Jayson Adair and Gregory R. DePasquale or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2021 Annual Meeting of Stockholders of the Company to be held on Friday, December 3, 2021, at 8:00 a.m. Central Standard Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote "FOR" all of the nominees for director in Proposal 1 and "FOR" Proposals 2 and 3. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSAL LISTED IN ITEM 2 AND "FOR" THE PROPOSAL LISTED IN ITEM 3; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

C Non-Voting Items

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Meeting Attendance
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